EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 29, 2012, with respect to the balance sheet and internal control over financial reporting included in the Annual Report of Atlas Resource Partners, L.P. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Atlas Resource Partners, L.P. on Form S-8 (File No. 333-180209, effective March 19, 2012).

/s/  GRANT THORNTON LLP

Tulsa, Oklahoma

March 29, 2012